Exhibit 99.1

BIOHITECH GLOBAL, Inc. 80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

BIOHITECH GLOBAL REPORTS YEAR-END 2020 FINANCIAL RESULTS AND PROVIDES CORPORATE UPDATE

Conference Call to be held Tuesday April 20, 2021 at 4:30pm

CHESTNUT RIDGE, NY – April 16, 2021 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a sustainable technology and services company, today announces financial results for its fiscal year ending December 31, 2020.

Q4 and Fiscal Year 2020 Financial Highlights

•	Fourth quarter equipment sales were $1,661,655 representing a sequential growth of 460% quarter over the third quarter of 2020

•	Total Revenues of $5,878,653 for the year ended December 31, 2020, increased $1,659,205 or 39.3% from 2019

•	Revenues from Digester and Equipment Sales of $3,876,166 for the year ended December 31, 2020, increased $1,742,789 or 81.7% from 2019

•	Revenue from the High Efficiency Biological Treatment (HEBioT™) Services of $1,878,107 for the year ended December 31, 2020, increased $767,036 or 69.0% from 2019

Corporate Highlights Q4 2020 and Year to Date

•	March 2021 - BioHiTech receives approximately $1.8 million in new food waste digester orders from Carnival Corporation extending into new brands and geographies; latest purchase orders extend to UK-based Cunard and Italy-based Costa Group.

•	January 2021 - BioHiTech receives approximately $2 million in new food waste digester orders for ships from Carnival Cruise Lines and Princess Cruises.

•	December 2020 - BioHiTech receives new food waste digester orders from Holland America and P&O Cruises and additional orders from Princess Cruises.

•	December 2020 - BioHiTech receives European patent titled “Network Connected Weight Tracking System for a Waste Disposal Machine and Related Method”.

•	November 2020 - BioHiTech appoints Anthony Fuller as Chief Executive Officer.

•	November 2020 - SeaDream Yacht Club safely completes first voyage utilizing Altapure AP-4 Disinfectant System provided by BioHiTech as part of its COVID-19 safety protocols for cruising.

•	October 2020 - BioHiTech makes strategic investment in Rensselaer, NY land venture as a material step towards establishing a renewable energy campus.

“Due to the challenges experienced by our core customer base, the essential nature of our services, and the resilience of our people; during this past year, we overcame many of the challenges related to the pandemic. We finished 2020 strong, growing total revenue by 39% to approximately $5.9 million.  Much of the strength in our equipment sales commenced in the second half of 2020, with fourth quarter sales of $1,661,655 representing a sequential growth of 460% quarter over quarter,” said Tony Fuller, Chief Executive Officer. “The positive momentum we saw in the back half of 2020 has continued in the new year. As such, we expect growth of new and existing customers will continue to offset the COVID-related downturn that we continue to experience in certain markets.

“Management will be hosting a conference call on Tuesday, April 20, 2021, at 4:30pm ET, to review the financial results for the fiscal year ended December 31,2020, and provide a corporate update. The call has been scheduled at that date and time due to management’s travel schedule and availability.

“Last year saw the steady resumption of orders for our Revolution Series digesters under our Carnival Corp purchase agreement. As the year progressed, we saw significant expansion that spanned into multiple brands and new geographies, including orders coming from UK-based Cunard and Italy-based Costa Group. Given the challenges we endured and overcame in 2020, we are encouraged by our overall revenue growth and feel we have laid the foundation for further and continued increases as we move forward.

“We implemented change at our HEBioT plant from the top down including the operations team. In spite of this, we saw revenue growth of 69% totaling over $1.8 million for the year, an accomplishment we celebrate, even as we look towards more growth from our HEBioT business in the coming quarters.

“Our innovation in the development of alternative uses for our solid recovered fuel (SRF) continues to grow and is a key component of our growth strategy. We are currently exploring additional uses for our Solid recovered fuel (“SRF”) such as fuel for cogeneration and as a feedstock for bio-plastics. It is with this strategy in mind that we contemplate our future next steps as we continue to grow our renewable fuel business.”

“Finally, we believe BioHiTech is poised to execute at scale across each of our target markets and growth initiatives. We are focused on expanding our digester sales into maritime, commercial equipment companies, and government locations, as well as those verticals that have long been part of our customer base, driving strong demand and growth for BioHiTech. We look forward to continuing our growth trajectory and to updating the markets on our continued execution,” Mr. Fuller concluded.

Financial Results for the Year Ended December 31, 2020

Total revenue increased by 39.3% ($1,659,205) for the year ended December 31, 2020 due to a $2,081,867 increase in equipment sales that were primarily driven by digester sales to Carnival Cruise Lines and a $767,036 increase in HEBioT revenues offset by a $339,078 decrease in rental, services and maintenance that was impacted by COVID-19 and a $850,620 decrease in management fees and other resulting from the wind-down of the executive services provided to Gold Medal Group.

Total operating expenses before depreciation and amortization increased by 52.1% ($5,222,615), which were driven by $975,420 of a third quarter impairment expense relating to the HEBioT facility and $58,000 of a fourth quarter goodwill impairment expense and a $646,196 settlement related to HEBioT expenses relating to services previously provided by a non-controlling investor, and increase in HEBioT direct costs of $1,507,175 resulting from a full year of operations and high maintenance and repairs, an increase of $910,242 in selling, general and administrative, excluding the $646,196 settlement, ($289,770 from Digester and Corporate and $620,472 from HEBioT) and an increase in equipment sales costs of $1,111,122 related to the increase in equipment sales that also resulted in an increase in the contribution margin from 39% in 2019 to 46% in 2020. Depreciation and amortization increased by $577,555 primarily due to the HEBioT facility operating for a full year in 2020, as compared to 9 months in 2019. The loss from operations increased by 55.0% ($4,140,965) due to a 13.3% increase at Digester and Corporate and a 112.9% increase at the HEBioT facility.

As of December 31, 2020, and December 31, 2019, the Company had unrestricted cash balances of $2,403,859 and $1,847,526, respectively.

Conference Call to be held Tuesday, April 20, 2021 at 4:30 PM ET

Management will host a conference call at 4:30 p.m. EDT on April 20, 2021 to review year end 2020 financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a live question-and-answer session.

Participants are asked to pre-register for the call via the following link:

https://dpregister.com/sreg/10155279/e72346f6d5

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-866-652-5200 (domestic) or 1-412-317-6060 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioHiTech Global call.

The conference call will be available through a live webcast found here:

https://services.choruscall.com/mediaframe/webcast.html?webcastid=lmH7Vyqm

A webcast replay of the call will be available approximately one hour after the end of the call through July 20, 2021. The webcast replay can be accessed through the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10155279. A telephonic replay of the call will be available through May 4, 2021.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our technologies for waste management include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. In addition, we distribute a patented technology that achieves high-level disinfection of spaces such as classrooms, hotel or hospital rooms and other enclosed areas to combat the spread of viruses and bacteria without the use of harsh chemicals. Our unique solutions enable businesses, educational institutions and municipalities of all sizes to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, additional purchase orders or deliveries, and the ability of the Company’s products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

VP, Corporate Communications

O: 888.876.9300

E: lgiovannielli@biohitech.com

Investors:
ir@biohitech.com

Financial Tables Follow

BioHiTech Global, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2020	2019
Revenue
HEBioT (related party)	$1,878,107	$1,111,071
Rental, service and maintenance	1,607,519	1,946,597
Equipment sales	2,268,647	186,780
Management advisory and other fees (related party)	124,380	975,000
Total revenue	5,878,653	4,219,448
Operating expenses
HEBioT processing	3,571,314	2,064,139
Rental, service and maintenance	856,751	784,291
Equipment sales	1,224,185	113,063
Selling, general and administrative	8,620,129	7,063,691
Impairment	975,420	-
Depreciation and amortization	2,307,033	1,729,478
Total operating expenses	17,554,832	11,754,662
Loss from operations	(11,676,179)	(7,535,214)
Other (income) expenses
Gain on sale of affiliate investment	-	(562,617)
Interest (income)	(17,848)	(69,930)
Interest expense	4,083,508	3,377,394
Total other (income) expenses	4,065,660	2,744,847
Net loss	(15,741,839)	(10,280,061)
Net loss attributable to non-controlling interests	(4,204,916)	(2,657,113)
Net loss attributable to Parent	(11,536,923)	(7,622,948)
Other comprehensive income
Foreign currency translation adjustment	(100,676)	(48,159)
Comprehensive loss	$(11,637,599)	$(7,671,107)

Net loss attributable to Parent	$(11,536,923)	$(7,622,948)
Preferred stock dividends	(785,322)	(721,987)
Deemed dividend on down round feature	(21,738)	(405,324)
Net loss – common shareholders	(12,343,983)	(8,750,259)
Net loss per common share - basic and diluted	$(0.62)	$(0.56)
Weighted average number of common shares outstanding - basic and diluted	19,935,446	15,668,679

BioHiTech Global, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2020	2019
Assets
Current Assets
Cash	$2,403,859	$1,847,526
Restricted cash	1,884,691	1,133,581
Accounts receivable, net of allowance for doubtful accounts of $151,459 and $170,038 as of December 31, 2020 and 2019, respectively (related entity $206,352 and $1,370,867 as of December 31, 2020 and 2019, respectively)	1,574,047	2,155,921
Inventory	695,110	467,784
Prepaid expenses and other current assets	184,274	126,357
Total Current Assets	6,741,981	5,731,169
Restricted cash	2,607,945	2,555,845
Equipment on operating leases, net	1,311,755	1,724,998
HEBioT facility, equipment, fixtures and vehicles, net	35,946,225	37,421,333
Operating lease right of use assets	1,266,047	945,047
License and capitalized MBT facility development costs	8,072,471	8,049,929
Investment in unconsolidated entity	711,302	-
Goodwill	-	58,000
Other assets	28,699	53,726
Total Assets	$56,686,425	$56,540,047

Continued on following page.

BioHiTech Global, Inc. and Subsidiaries

Consolidated Balance Sheets, continued:

	December 31,
	2020	2019
Liabilities and Stockholders' Equity
Current Liabilities
Line of credit, net of financing costs of $1,025 and $20,152 as of December 31, 2020 and 2019, respectively	$1,498,975	$1,479,848
Advances from related parties	935,000	210,000
Accounts payable (related entity $294,040 and $2,531,034 as of December 31, 2020 and 2019, respectively)	2,492,606	4,688,339
Accrued interest payable	1,279,018	1,148,570
Accrued expenses and liabilities	2,515,724	1,926,965
Deferred revenue	138,961	89,736
Customer deposits	1,802,725	44,792
Note payable	-	100,000
Senior Secured Note, net of financing costs of $62,777 and unamortized discounts of $442,799 as of December 31, 2020	4,494,424	-
Current portion of WV EDA Senior Secured Bonds payable	2,860,000	1,390,000
Current portion of long term debt and Payroll Protection Program Loan	332,058	4,605
Total Current Liabilities	18,349,491	11,082,855
Junior note due to related party, net of unamortized discounts of $73,051 and $95,043 as of December 31, 2020 and 2019, respectively	971,426	949,434
Accrued interest (related party)	1,807,857	1,510,193
WV EDA Senior Secured Bonds payable, net of current portion, and financing costs of $1,663,641 and $1,792,574 as of December 31, 2020 and 2019, respectively	28,476,359	29,817,426
Payroll Protection Program Loan, net of current portion	93,622	-
Senior Secured Note, net of current portion, net of financing costs of $113,268 and unamortized discounts of $726,242 as of December 31, 2019	-	4,160,490
Note Payable	100,000	-
Non-current lease liabilities	1,216,861	915,170
Liabilities to non-controlling interests to be settled in subsidiary membership units	1,585,812	-
Long-term debt, net of current portion	3,820	8,201
Total Liabilities	52,605,248	48,443,769
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 125,312 and 145,312 outstanding as of December 31, 2020 and 2019, respectively	626,553	726,553
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 3,209,210 and 3,179,120 designated; 1,936,214 and 1,922,603 issued; 848,292 and 856,181 outstanding as of December 31, 2020 and 2019, respectively:
Series B Convertible preferred stock, 1,111,200 shares designated; 428,333 shares issued; no shares outstanding as of December 31, 2020 and 2019	-	-
Series C Convertible preferred stock, 1,000,000 shares designated; and 427,500 shares issued and outstanding as of December 31, 2020 and 2019	3,050,142	3,050,142
Series D Convertible preferred stock, 20,000 shares designated: 18,850 shares issued; 17,350 and 18,850 outstanding as of December 31, 2020 and 2019, respectively	1,365,696	1,505,262
Series E Convertible preferred stock, 714,519 shares designated: 714,519 shares issued, 264,519 outstanding as of December 31, 2020 and 2019	698,330	698,330
Series F Convertible preferred stock, 30,090 shares designated, and 13,611 shares issued and outstanding as of December 31, 2020	1,507,408	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 23,354,130 and 17,300,899 shares issued and outstanding as of December 31, 2020 and 2019, respectively	2,334	1,730
Additional paid in capital	60,253,664	49,597,059
Accumulated deficit	(64,419,802)	(52,785,242)
Accumulated other comprehensive (loss)	(143,814)	(43,138)
Stockholders’ equity attributable to Parent	2,313,958	2,024,143
Stockholders’ equity attributable to non-controlling interests	1,140,666	5,345,582
Total Stockholders’ Equity	3,454,624	7,369,725
Total Liabilities and Stockholders’ Equity	$56,686,425	$56,540,047

BioHiTech Global, Inc. and Subsidiaries

Statements of Cash Flows

	Year Ended December 31,
	2020	2019
Cash flows used in operating activities:
Net loss	$(15,741,839)	$(10,280,061)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,307,495	1,729,478
Provision for bad debts	151,459	89,897
Share based employee compensation	1,481,668	1,099,567
Fees paid in stock and warrants	359,137	-
Interest resulting from amortization of financing costs and discounts	503,985	522,101
Gain on sale of affiliate investment	-	(562,617)
Amortization of operating lease right of use assets	90,623	-
Impairment expense	975,420	-
Warrants modification	-	49,160
Loss resulting from abandonment of MBT site	-	346,654
Changes in operating assets and liabilities	1,113,845	(128,779)
Net cash used in operating activities	(8,758,207)	(7,134,600)

Cash flows used in investing activities:
Construction in-progress and purchases of equipment, fixtures and vehicles	(223,583)	(5,111,209)
Refund of deposit	5,000	-
Investment in unconsolidated entity	(650,000)	-
Proceeds from sale of investment in affiliate	-	2,250,000
MBT facility development costs incurred	(148,067)	(84,176)
MBT facility development costs refunded	-	66,000
Net cash used in investing activities	(1,016,650)	(2,879,385)

Cash flows from financing activities:
Proceeds from common stock issuance, net of offering costs	8,437,480	3,035,557
Proceeds from the sale of Series F convertible preferred stock units	1,560,450	-
Proceeds from the sale of Series D convertible preferred stock units	-	1,772,500
Proceeds from Payroll Protection Program loan	421,300	-
Payment of financing costs	-	(62,151)
Repayments of long-term debt	(4,605)	(9,165)
Investment in subsidiary by non-controlling interest	-	1,400,000
Advance from related party, net	725,000	210,000
Net cash provided by financing activities	11,139,625	6,346,741
Effect of exchange rate on cash	(5,225)	77,816
Net change in cash (restricted and unrestricted)	1,359,543	(3,589,428)
Cash - beginning of period (restricted and unrestricted)	5,536,952	9,126,380
Cash - end of period (restricted and unrestricted)	$6,896,495	$5,536,952